Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2020, in the Registration Statement (Form F-1) and the related Prospectus of AnPac Bio-Medical Science Co., Ltd. dated September 29, 2020.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

September 29, 2020